EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2013, relating to the consolidated financial statements of Wireless Ronin Technologies, Inc., which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern and appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

June 14, 2013